Exhibit 99.1

March 16, 2020

FOR IMMEDIATE RELEASE

SAIC Completes Acquisition of Unisys Federal

SAIC welcomes approximately 2,000 new employees creating a leading digital transformation provider to the U.S. government.

RESTON, Va., March 16, 2020 — Science Applications International Corporation (NYSE: SAIC) completed its acquisition of Unisys Federal on March 13, 2020 for $1.2 billion in cash. First announced on Feb. 6, this highly strategic and value-creating transaction further differentiates SAIC in the government services market as a leader at the forefront of IT modernization.

Unisys Federal, an operating unit of Unisys (NYSE: UIS), is a top provider of infrastructure modernization, cloud migration, managed services, and enterprise IT-as-a-service through scalable and repeatable solutions serving U.S. federal civilian agencies and the Department of Defense. Together, SAIC and Unisys Federal will deliver digital transformation to the U.S. government through market-leading, technology-enabled, intellectual property-based solutions.

“This is an exciting time for our company as we continue on our transformative journey to become the leading IT modernization provider to the U.S. government. We are thrilled to welcome approximately 2,000 new colleagues to SAIC,” said SAIC CEO Nazzic Keene. “As one organization, we will make a profound difference for our customers through digital transformation. Our people represent some of the brightest minds in our industry, focused on innovation and excellence, delivering high-demand technology-driven solutions to customers.”

With Unisys Federal, SAIC gains an attractive portfolio of scalable and repeatable IT solutions, greater customer access, a commercial–like service delivery model, and expanded relationships with strategic alliances.

“With compelling financial benefits, including higher growth and profitability profiles, Unisys Federal brings new customers and differentiated solutions in areas of increasing marketing demand. Following our acquisition of Engility and now Unisys Federal, we are well positioned to take the lead in two of the fastest growing segments in government — space and IT modernization,” continued Keene.

March 16, 2020

About SAIC

SAIC® is a premier technology integrator solving our nation’s most complex modernization and readiness challenges. Our robust portfolio of offerings across the defense, space, civilian, and intelligence markets includes high-end solutions in engineering, IT, and mission solutions. Using our expertise and understanding of existing and emerging technologies, we integrate the best components from our own portfolio and our partner ecosystem to deliver innovative, effective, and efficient solutions.

We are 24,000 strong; driven by mission, united by purpose, and inspired by opportunities. Headquartered in Reston, Virginia, SAIC has pro forma annual revenues of approximately $7.1 billion. For more information, visit saic.com. For ongoing news, please visit our newsroom.

Forward-Looking Statements

Certain statements in this release contain or are based on “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “guidance,” and similar words or phrases. Forward-looking statements in this release may include, among others, estimates of future revenues, operating income, earnings, earnings per share, charges, total contract value, backlog, outstanding shares and cash flows, as well as statements about future dividends, share repurchases and other capital deployment plans. Such statements are not guarantees of future performance and involve risk, uncertainties and assumptions, and actual results may differ materially from the guidance and other forward-looking statements made in this release as a result of various factors. Risks, uncertainties and assumptions that could cause or contribute to these material differences include those discussed in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” sections of our Annual Report on Form 10-K, as updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, which may be viewed or obtained through the Investor Relations section of our website at saic.com or on the SEC’s website at sec.gov. Due to such risks, uncertainties and assumptions you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. SAIC expressly disclaims any duty to update any forward-looking statement provided in this release to reflect subsequent events, actual results or changes in SAIC’s expectations. SAIC also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

Media Contact:

Lauren Presti

703-676-8982

lauren.a.presti@saic.com

Investor Relations Contact:

Shane Canestra

703-646-2720

shane.p.canestra@saic.com